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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-93006 on Form S-3 and Registration Statement Nos. 33-60549, 33-68646, 33-68648, 33-96950, 333-40973, 333-40981, 333-75803, 333-84705, 333-46572,
333-46576, 333-81438, and 333-113736 on Form S-8 of our report dated April 5,
2004, relating to the consolidated financial statements and financial statement schedules of ValueVision Media, Inc. as of and for the years ended January 31, 2004 and 2003 appearing in this Annual Report on Form 10-K of ValueVision Media, Inc. for the year ended January 31, 2004.


/s/ Deloitte & Touche LLP


Minneapolis, Minnesota
April 12, 2004